EXHIBIT 10.1

          SECOND AMENDMENT AND WAIVER, dated as of June 30, 2005 (this “Amendment and Waiver”), to and under the CREDIT AGREEMENT, dated as of March 31, 2004 (as heretofore amended, supplemented or otherwise modified, the “Credit Agreement”), among HOME INTERIORS & GIFTS, INC., a Texas corporation (the “Borrower”), the several banks and other financial institutions from time to time parties thereto (the “Lenders”), BEAR STEARNS CORPORATE LENDING INC., as syndication agent (in such capacity, the “Syndication Agent”) and JPMORGAN CHASE BANK, N.A. (formerly known as JPMorgan Chase Bank), as administrative agent for the Lenders (in such capacity, the “Administrative Agent”).

W I T N E S S E T H:

          WHEREAS, the Borrower, the Lenders, the Syndication Agent and the Administrative Agent are parties to the Credit Agreement;

          WHEREAS, the Borrower has requested that the Lenders (a) waive until September 30, 2005 compliance with the financial covenants contained in Section 7.1 of the Credit Agreement and (b) amend certain provisions of the Credit Agreement; and

          WHEREAS, the Lenders are willing to agree to such requested waiver and amendment, but only upon the terms of this Amendment and Waiver;

          NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the parties hereto agree as follows:

          SECTION 1 Definitions. Unless otherwise defined herein, capitalized terms which are defined in the Credit Agreement shall be used as so defined.

          SECTION 2 Waiver to the Credit Agreement. The Lenders hereby waive during the period from and including June 30, 2005 to but excluding September 30, 2005 (such period, the “Waiver Period”), compliance by the Borrower with the Consolidated Leverage Ratio set forth in Section 7.1(a) of the Credit Agreement and the Consolidated Interest Coverage Ratio set forth in Section 7.1(b) of the Credit Agreement.

          SECTION 3 Amendments to the Credit Agreement.

          (a) Amendment to Section 1.1 of the Credit Agreement. Section 1.1 of the Credit Agreement is hereby amended by adding thereto the following definitions in their appropriate alphabetical order:

          “Available Cash”: at any time, the aggregate of all Cash Equivalents and cash held by any Loan Party at such time, whether in Blocked Accounts, other accounts permitted under Section 7.17(c) or otherwise (other than funds described in Section 7.17(b)) after giving effect to outstanding checks written against such cash and which have not been presented for payment.

          “Second Amendment”: the Second Amendment and Waiver, dated as of June 30, 2005, to and under this Agreement.

          “Second Amendment Effective Date”: the date on which the conditions to the effectiveness of the Second Amendment shall have been satisfied, which date is June 30, 2005.

          “Waiver Period”: the period from and including June 30, 2005 to but excluding September 30, 2005.

          (b) Amendment to Section 5.2 of the Credit Agreement. Section 5.2 of the Credit Agreement is hereby amended by adding the following new Section 5.2(c):

          “(c) Post Second Amendment Effective Date Conditions to Revolving Extensions of Credit. After the Second Amendment Effective Date, (i) after giving effect to any proposed Revolving Extension of Credit the Total Revolving Extensions of Credit shall not exceed $45,000,000 and (ii) after giving effect to any proposed Revolving Extension of Credit and the anticipated use thereof within three Business Days of the date of such Revolving Extension of Credit, Available Cash shall not exceed $7,500,000.00.

          (c) Amendment to Section 6.1 of the Credit Agreement. Section 6.1 of the Credit Agreement is hereby amended by (i) deleting the word “and” at the end of Section 6.1(c), (ii) renaming Section 6.1(d) as Section 6.1(e) and (iii) inserting the following new Section 6.1(d):

          “(d) not later than 5:00 p.m. (Dallas, Texas time) on Friday of each calendar week, commencing with the first such Friday to occur on or after the Second Amendment Effective Date, (i) a consolidated rolling thirteen-week cash flow forecast for the Borrower and its consolidated Subsidiaries, in form reasonably satisfactory to the Administrative Agent, (ii) a report showing on a weekly basis for the immediately preceding week, beginning and ending liquidity for the Borrower and its consolidated Subsidiaries, weekly cash receipts and disbursements for the Borrower and its consolidated Subsidiaries, and ending accounts receivable, accounts payable and inventory for the Borrower and its consolidated Subsidiaries, (iii) a report showing on a weekly basis for the immediately preceding week, in each case for the Borrower and its consolidated Subsidiaries, sales by key product category, and details of numbers of orders (and order fulfillment rate), average order size, number of decorating consultants for the “direct selling domestic business” (as defined in the Borrower’s March 31, 2005 10-Q), and (iv) a consolidated comparison, in form reasonably satisfactory to the Administrative Agent, of actual performance for the immediately preceding calendar week (other than with respect of the first Friday to occur on or after the Second Amendment Effective Date) to the consolidated cash flow forecast covering such week for the Borrower and its consolidated Subsidiaries most recently delivered to the Administrative Agent, and a explanation for any material variances in detail reasonably satisfactory to the Administrative Agent; and”

          (d) Amendment to Section 7.10 of the Credit Agreement. Section 7.10(e) of the Credit Agreement is hereby amended by adding immediately before the period at the end thereof the following proviso:

“provided that such fees (including, without limitation, fees that are due and payable on June 30, 2005) (x) shall not be paid in cash (but shall be permitted to accrue) during the Waiver Period and (y) shall not be paid in cash at any time after the Waiver Period if any Default or Event of Default has occurred and is continuing, provided that such accrued amounts may be paid in cash if such Default or Event of Default has been cured or waived.

          SECTION 4 Representations and Warranties. The Borrower represents and warrants to each Lender as of the date hereof that, after giving effect to this Amendment and Waiver, (a) the Credit Agreement constitutes the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law)), (b) the representations and warranties made by the Borrower and the other Loan Parties in or pursuant to the Loan Documents are true and correct in all material respects (except to the extent that such representations and warranties are expressly made only as of an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date) and (c) no Default or Event of Default has occurred and is continuing.

          SECTION 5 Conditions to Effectiveness. This Amendment and Waiver shall become effective as of the date hereof upon receipt by the Administrative Agent of (i) counterparts of this Amendment and Waiver duly executed and delivered by a duly authorized officer of each of the Borrower and the Required Lenders, (ii) an Acknowledgement and Consent in the form of Annex A hereto, duly executed by each Guarantor, (iii) payment of its invoiced out-of-pocket costs and expenses, including without limitation, the reasonable fees and expenses of counsel and the financial advisor to the Administrative Agent to the extent invoices therefor have been presented to the Borrower by 5:00 pm (New York City time) Wednesday, June 29, 2005, and (iv) for the account of each Lender that executes and delivers this Amendment and Waiver on or before 12:00 Noon (New York City time) on June 30, 2005, an amendment fee equal to 0.25% of the outstanding principal amount of such Lender’s Term Loans and Revolving Commitments.

          SECTION 6 Continuing Effect; No Other Amendments or Waivers. Except as expressly amended or waived hereby, all of the terms and provisions of the Credit Agreement and the other Loan Documents are and shall remain in full force and effect in accordance with their terms. The Borrower acknowledges and agrees that nothing in this Amendment and Waiver shall, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or Agent under any of the Loan Documents or constitute an indication of the Lenders’ willingness to consent to any other amendment or waiver of any other provision of the Credit Agreement or a waiver of compliance with any such provision not referenced in Section 2 of this Amendment and Waiver or for any other time period.

          SECTION 7 GOVERNING LAW. THIS AMENDMENT AND WAIVER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

          SECTION 8 Counterparts. This Amendment and Waiver may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment and Waiver by facsimile shall be effective as delivery of a manually executed counterpart of this Amendment and Waiver. The execution and delivery of this Amendment and Waiver by any Lender shall be binding upon each of its successors and assigns (including Transferees of its Commitments and Loans in whole or in part prior to the effectiveness hereof) and binding in respect of all of its Commitments and Loans, including any acquired subsequent to its execution and delivery hereof and prior to the effectiveness hereof.

          SECTION 9 Costs and Expenses. Pursuant to Section 10.5 of the Credit Agreement, the Borrower shall pay out-of-pocket costs and expenses of the Administrative Agent, including without limitation, the reasonable fees and expenses of counsel and the financial advisor to the Administrative Agent in connection with (a) the development, preparation and execution of this Amendment and Waiver and (b) the administration, enforcement and preservation of any rights under the Loan Documents.

[Rest of page left intentionally blank]

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment and Waiver to be executed by their respective officers thereunto duly authorized, as of the date first above written.

HOME INTERIORS & GIFTS, INC.
By:	/s/ Michael D. Lohner
	Name:	Michael D. Lohner
	Title:	President and Chief Executive Officer

JPMORGAN CHASE BANK, N.A. (formerly known as JPMorgan Chase Bank), as Administrative Agent and as a Lender
By:	/s/ Neil R. Boylan
	Name:	Neil R. Boylan
	Title:	Managing Director

BEAR STEARNS CORPORATE LENDING INC., as Syndication Agent and as a Lender
By:	/s/ Victor Bulzacchelli
	Name:	Victor Bulzacchelli
	Title:	Vice President

SECOND AMENDMENT AND WAIVER, dated as of June 30, 2005 to and under the CREDIT AGREEMENT, dated as of March 31, 2004, as amended, among HOME INTERIORS & GIFTS, INC., a Texas corporation, the several banks and other financial institutions from time to time parties thereto (the “Lenders”), BEAR STEARNS CORPORATE LENDING INC., as syndication agent and JPMORGAN CHASE BANK, N.A. (formerly known as JPMorgan Chase Bank), as administrative agent for the Lenders.

[NAME OF LENDER]

By:
Name:
Title:

Annex A
to the Second Amendment and Waiver

ACKNOWLEDGEMENT AND CONSENT

Dated as of June 30, 2005

          Each of the undersigned, in its capacity as a Guarantor under the Guarantee and Collateral Agreement, does hereby (a) consent, acknowledge and agree to the transactions described in the foregoing Amendment and Waiver and (b) after giving effect to such Amendment and Waiver, (i) confirms, reaffirms and restates the representations and warranties made by it in each Loan Document to which it is a party, (ii) ratifies and confirms each Security Document to which it is a party and (iii) confirms and agrees that each such Security Document is, and shall continue to be, in full force and effect, with the Collateral described therein securing, and continuing to secure, the payment of all obligations of the undersigned referred to therein; provided that each reference to the Credit Agreement therein and in each of the other Loan Documents shall be deemed to be a reference to the Credit Agreement after giving effect to such Amendment and Waiver.

[NAME OF GUARANTOR]
By:	______________________________
Name:
Title: